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                                                              EXHIBIT 99(a)(3)


                                              WESTIN HOTELS LIMITED PARTNERSHIP


                            KALMIA INVESTORS, LLC


DECEMBER 16, 1998


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                              OFFER TO PURCHASE
                   WESTIN HOTELS LIMITED PARTNERSHIP UNITS
                                     FOR
                             $1,000 CASH PER UNIT


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   KALMIA IS NOT AN AFFILIATE OF THE GENERAL PARTNER OR OF THE PARTNERSHIP.

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              PLEASE CAREFULLY REVIEW THE ENCLOSED TENDER OFFER.

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  AN AGREEMENT OF SALE IS ENCLOSED WHICH YOU MUST PROPERLY COMPLETE AND DULY
      EXECUTE IN ACCORDANCE WITH THE INSTRUCTIONS AND RETURN TO KALMIA.



        PLEASE CALL US AT (800) 891-4105, IF YOU HAVE ANY QUESTIONS.
               THANK YOU FOR YOUR CONSIDERATION OF OUR OFFER.


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   1650 HOTEL CIRCLE NORTH, SUITE 200   SAN DIEGO, CA 92108   (800) 891-4105
                           FACSIMILE (619) 686-2056